                                                                    EXHIBIT 11.1




Computation of weighted average number of shares outstanding used in determining primary and fully diluted earnings per share:


                                                Fiscal Period Ended
                                                -------------------
                                                 May 3,     May 4,
                                                  1997       1996
                                                 ------     ------
(Shares in 000's)

Primary (a)
-----------
  Weighted average number of common
    shares outstanding                           32,902     33,487

  Assumed exercise of certain dilutive stock
    options based on average market values          232        267
                                                 ------     ------

  Weighted average number of shares used
    in primary per share computations            33,134     33,754
                                                 ======     ======



Fully diluted (a)
-----------------
  Weighted average number of common
    shares outstanding                           32,902     33,487

  Assumed exercise of all dilutive options
    based on higher of average or closing
    market value                                    232        267
                                                 ------     ------

  Weighted average number of shares used
    in fully diluted per share computations      33,134     33,754
                                                 ======     ======





(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       THE TALBOTS, INC.


Dated:  June 12, 1997                  By: /s/ Edward L. Larsen
                                           -------------------------------------
                                           Edward L. Larsen
                                           Duly authorized officer and Senior
                                           Vice President of Finance, Chief
                                           Financial Officer, and Treasurer




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